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                                                                  Exhibit 10.143

                          EASEMENTS WITH COVENANTS AND
                       RESTRICTIONS AFFECTING LAND ("ECR")

        THIS AGREEMENT is made as of the 29 day of April, 2004, between INLAND WESTERN ARVADA, L.L.C., a Delaware limited liability company ("INLAND") and CIN ARVADA L.P., a Delaware limited partnership ("SELLER").

                                   WITNESSETH:

        WHEREAS, Seller is the owner of the Seller Tract as shown on the plan attached hereto as EXHIBIT A-1 hereof, said Tract being more particularly described in EXHIBIT B attached hereto;

        WHEREAS, Inland is the owner of the Inland Tract shown on the plan attached hereto as EXHIBIT A-1 hereof, the same being more particularly described in EXHIBIT C hereof; and

        WHEREAS, Seller and Inland desire that the Seller Tract and the Inland Tract be redeveloped in conjunction with each other pursuant to a general plan of improvement to form a commercial Shopping Center (sometimes hereinafter referred to as the "SHOPPING CENTER"), and further desire that the Shopping Center be subject to the easements and the covenants, conditions and restrictions hereinafter set forth;

        NOW, THEREFORE, for and in consideration of the premises, easements, covenants, conditions, restrictions, and encumbrances contained herein, the sufficiency of which is hereby acknowledged, Seller and Inland do hereby agree as follows:

        1.      BUILDING/COMMON AREAS.

                1.1 "AFFILIATE" as used herein with reference to any entity shall mean any other entity controlled by, having control of, or under common control with such entity.

                1.2 "BUILDING AREAS" as used herein shall mean those portions of the Shopping Center shown on EXHIBIT A-2 as "Building Area". Canopies may encroach from the Building Areas over the Common Areas provided the canopies do not interfere with the use of the Common Areas.

                1.3 "COMMON AREAS" shall be all of the Shopping Center except the Building Areas.

                1.4 "TRACTS" as used herein shall mean the Seller Tract and the Inland Tract. Reference to a "Tract" refers to the Seller Tract or the Inland Tract. In the event of any change in the platted lot line between the Inland Tract and the Seller Tract, as such Tracts exist at the date of this ECR, the new legal parcels resulting from such change shall thereafter be substituted as the Inland Tract and the Seller Tract for all purposes under this ECR, and in no event shall any parcel or strip of land in the Shopping Center be deemed to be simultaneously a part of both the Inland Tract and the Seller Tract.

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                1.5     CONVERSION TO COMMON AREAS: Those portions of the
Building Areas which are not from time to time used for buildings or cannot, under the terms of this Agreement, be used for buildings shall become part of the Common Area for the uses permitted hereunder and shall be improved, kept and maintained as provided herein. Notwithstanding the foregoing, Building Areas shown on EXHIBIT A-2 shall not be deemed to become a permanent part of Common Area where buildings have not yet been constructed or have been demolished in connection with anticipated redevelopment of such Building Area.

        2. USE. Buildings in the Shopping Center shall be used for commercial purposes of the type normally found in a retail shopping center including, without limitation, financial institutions, service shops, offices, and retail stores. No cafeteria, theatre, bowling alley, billiard parlor, night club or other place of recreation or amusement, or any business deriving in excess of 40% of its gross sales from the sale of alcoholic beverages shall occupy space within the Inland Parcel without the prior written consent of Seller. In the event that Seller enters into a contract of sale or lease with Wal-Mart Stores, Inc. or any Affiliate of Wal-Mart Stores, Inc. (collectively, "WAL-MART") on or before the Third Anniversary, then the prohibitions in the preceding sentence ("Use Restrictions") shall be permanent and shall also apply to the Seller Tract and shall not be permitted on the Seller Tract without the prior written consent of Inland. If by the Third Anniversary Seller has entered into a contract of sale or one or more leases with any prospective users of the Seller Tract (other than Wal-Mart), and if such user(s) require that the Use Restrictions remain in effect, AS evidenced by a recorded deed or memorandum or memoranda of lease so stating, then the Use Restrictions shall be permanent. If the conditions set forth in the preceding two sentences are not satisfied by the Third Anniversary, then the Use Restrictions shall expire and be of no further force or effect. Inland and Seller recognize that said businesses may inconvenience customers and adversely affect business in the Shopping Center. Notwithstanding anything to the contrary contained herein it is expressly agreed that nothing contained in this Agreement shall be construed to contain a covenant, either express or implied, to either commence the operation of a business or thereafter continuously operate a business by Seller or any lessee of Seller on the Seller Tract. Inland recognizes and agrees that Seller may, at Seller's sole discretion and at any time during the term of this Agreement, cease the operation of any or all business on the Seller Tract; and Inland hereby waives any legal action for damages or for equitable relief which might be available pursuant to the terms of this Agreement to Inland because of any such cessation of business activity by Seller or any lessee of Seller.

        3. COMPETING BUSINESS; REDEVELOPMENT OF SELLER TRACT. (a) As long as Seller, any Designee (as hereinafter defined), Wal-Mart, or any Affiliate of any of the foregoing, is the user of the Seller Tract or any portion thereof, either as owner or lessee, no space in or portion of the Inland Tract, shall be leased or occupied by or conveyed to any other party for use as (i) a pharmacy which has a licensed pharmacist on site, (ii) a discount department store or other discount store, as such terms are defined below, (iii) a variety, general or "dollar" store, (iv) a grocery store or supermarket as such terms are defined below, or (v) as any combination of the foregoing uses (each of clauses (i) through (iv) being referred to herein as a "Seller Exclusive" and clauses (i) through (v) being referred to herein collectively as the "SELLER EXCLUSIVES"). In the event of a breach of this covenant, Seller shall have the right to terminate this Agreement

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and/or to seek any and all remedies afforded by either law or equity, including, without limitation, the rights to injunctive relief. "Grocery store" and "supermarket", as those terms are used herein, shall mean a food store or a food department containing more than ten thousand (10,000) square feet of building space used for the purpose of selling food, for off premises consumption, which shall include but not be limited to the sale of dry, refrigerated or frozen groceries, meat, seafood, poultry, produce, delicatessen or bakery products, refrigerated or frozen dairy products, or any grocery products normally sold in such stores or departments. "Discount department store" and/or "discount store", as those terms are used herein, shall mean a discount department store or discount store containing more than thirty-five thousand (35,000) square feet of building space used for the purpose of selling a full line of hard goods and soft goods (e.g. clothing, cards, gifts, electronics, garden supplies, furniture, lawnmowers, toys, health and beauty aids, hardware items, bath accessories and auto accessories) at a discount in a retail operation similar to that of Wal-Mart or of retailers similar to Wal-Mart.

        (b) The Seller Exclusives shall expire on the third (3rd) anniversary of the date hereof (the "Third Anniversary"), unless the conditions set forth in this Section 3(b) have been met, in which event such Seller Exclusives shall survive to the extent provided herein. For purposes of this Agreement, (x) a "Designee" shall mean one or more tenant(s) or owner(s) named by Seller who operate(s) on the Seller Tract one or more of the uses described as Seller Exclusives in items (i) through (iv) of Paragraph 3(a), as evidenced by a recorded deed or memorandum of lease stating that such tenant or owner is a "Designee" as described in this Agreement, and (y) a "Designee Exclusive" shall mean any Seller Exclusive that is specified by the Designee and that is reasonably related to any business operated by the Designee or any of its Affiliates, whether or not such business is or may be operated at the Seller Parcel. For example, if the Designee plans to operate a grocery store at the Seller Parcel but has an Affiliate that operates pharmacies, then the Designee Exclusives may be clauses (i) and (iv).

                (i) If by the Third Anniversary Seller has entered into a contract of sale or lease with Wal-Mart, then the Seller Exclusives shall remain in effect permanently, subject only to the provisions of Paragraph 3(c) below.

                (ii) If by the Third Anniversary Seller has entered into a contract of sale with any prospective Designee or Affiliate for the Seller Tract, then the applicable Designee Exclusives shall remain in effect permanently, as evidenced by a recorded deed specifying such Designee Exclusives.

                (iii) If by the Third Anniversary Seller has entered into one or more leases with any Designee or Affiliate for all or any portion of the Seller Tract, then the applicable Designee Exclusives shall remain in effect permanently with respect to each such Designee or Affiliate, as evidenced by a recorded memorandum of lease specifying such Designee Exclusives.

        (c) In the event that Wal-Mart or any Designee or any Affiliate of either of them owns or occupies any portion of the Seller Tract and obtains a certificate of occupancy applicable to a retail store on the Seller Tract prior to that date which is 42 months from the date when the Seller Tract is sold to an end user or is leased to a Designee (the "EXCLUSIVE DEADLINE"),

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the Seller Exclusives shall remain in full force and effect throughout the term of this Agreement. In the event that Wal-Mart or a Designee does not obtain a certificate of occupancy applicable to a retail store on the Seller Tract on or before the Exclusive Deadline, the Seller Exclusives shall automatically terminate and be of no further force and effect. The Seller Exclusives and the use restrictions contained in Section 2 above shall not apply to any portions of the Inland Tract that, as of the date of this Agreement, are leased to third parties (collectively the "Leased Areas"). Inland covenants and agrees that the Inland shall not further extend or renew any lease applicable to the Leased Areas unless said extension or renewal prohibits the tenant from using its premises in contradiction of the Seller Exclusives. Notwithstanding the foregoing, with respect to any Designee Exclusives, Inland shall have the right,
(x) to extend or renew any existing leases of the Leased Areas or (y) enter into new leases for such premises with existing tenants or other users who operate a business substantially similar to that of the prior tenant, in each case without prohibiting such tenant from using its premises in contradiction of the Designee Exclusives. Notwithstanding the foregoing, Seller acknowledges that certain of the leases applicable to the Leased Areas contain extension options which may be unilaterally exercised by the tenants thereunder. In the event such extension options are exercised, those Leased Areas shall continue to be exempt from compliance with the Seller Exclusives.

        (d) Seller's redevelopment of the Seller Tract may require from certain existing tenants on the Inland Tract consent to changes in the location of drive aisles, parking areas and buildings on the Shopping Center site plan and any other approvals that may become necessary in connection with the redevelopment of the Seller Tract. Inland agrees that Seller may, upon notice to Inland, directly contact any such tenants on the Inland Tract to seek any such approvals, and Inland agrees to cooperate fully with Seller in obtaining the consent or approval of any such tenants from whom any such consents or approvals may be required, all at no out-of-pocket cost to Inland (and for purposes of this Agreement, "out-of-pocket costs" shall be deemed to include reasonable legal fees charged by Inland's in-house legal department that are not in excess of market rates for such services). Seller shall not undertake any changes to the Seller Tract that would require the consent or approval of existing tenants of the Inland Parcel unless such consents are obtained. A schedule of tenants whose consent or approval may be required is attached hereto as Exhibit D ("REQUIRED CONSENTS"). Seller shall obtain any Required Consents prior to implementing the change or action as to which such consent is required as set forth on Exhibit D, and Seller hereby indemnifies and agrees to hold Inland harmless from and against any loss, cost, liability or expense (including reasonable attorneys fees) arising from any claims made by any tenants listed on Exhibit D with respect to Seller's failure to obtain such Required Consents.

        4.      BUILDINGS.

                4.1 DESIGN AND CONSTRUCTION. The Buildings to be constructed on the Shopping Center shall be designed so that the exterior elevation of each shall be architecturally and aesthetically compatible and so that building wall footings shall not encroach from one Tract onto another Tract. The design and construction shall be of high quality. No building constructed on that portion of the Inland Tract identified as the "ADDITIONAL RESTRICTION PARCEL" on EXHIBIT A-2 shall exceed twenty-five (25) feet (including all mechanical improvements and architectural embellishments) in height above finished grade, exclusive of antennas and satellite

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dishes. No building constructed on the Seller Tract or the balance of the Inland
Tract shall exceed thirty-five (35) feet (including all mechanical improvements and architectural embellishments) in height above finished grade, exclusive of antennas and satellite dishes.

                4.2 LOCATION/SIZE. No building shall be constructed on the Shopping Center (as either immediate development or future expansion) except within the Building Areas. There shall not be more than five thousand (5,000) square feet of building space devoted to restaurant uses on the Additional Restriction Parcel.

        5.              COMMON AREAS.

                5.1 GRANT OF EASEMENTS. Each party, as grantor, hereby grants to the other party, as grantee, and to the agents, customers, invitees, licensees, tenants and employees of grantee, a nonexclusive easement over, through and around the Common Areas on the Seller Tract and on the Common Areas of the Inland Tract for roadways, walkways, access ingress and egress, parking of motor vehicles, loading and unloading of commercial and other vehicles, and the use of facilities installed for the comfort and convenience of customers, invitees, licensees, tenants and employees of all businesses and occupants of the buildings constructed on the Building Areas located on the Seller Tract and the Inland Tract. Notwithstanding the above, nothing herein shall be construed as granting Seller's customers the right to overnight park trailers and recreational vehicles on the Inland Tract.

                5.2     LIMITATIONS ON USE.

                        (1) CUSTOMERS. Each party shall use reasonable efforts to ensure that customers and invitees shall not be permitted to park on the Common Areas except while shopping or transacting business in the Shopping Center.

                        (2) EMPLOYEES. Each party shall use reasonable efforts to ensure that employees park on the Common Areas of said party's Tract.

                        (3) GENERAL. Any activity within the Common Areas other than its primary purpose of the Common Areas, which is to provide for parking for the customers, invitees and employees of those businesses conducted with the Building Areas and for the servicing and supplying of such businesses, shall be permitted so long as such activity shall not unreasonably interfere with such primary purpose. The use by Seller or Inland or their tenants of the Common Areas on their respective Tracts for the display, sale and storage of merchandise and for the use of seasonal sales structures is expressly permitted. Persons using the Common Areas in accordance with this Agreement shall not be charged any fee for such use.

                5.3 UTILITY AND SERVICE EASEMENTS. Inland and Seller hereby establish and grant a nonexclusive easement for the benefit of the owner of each Tract, on, across and under the Common Areas, to install, use, maintain, replace, relocate and repair public utility services and distribution systems (including storm drains, sewers, utilities and other proper services necessary for the orderly development and operation of the Shopping Center), now upon or hereafter installed on, across or under the Common Areas, to the extent necessary to service such

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Tract and to service the Sign Easement Area as defined in Section 7.2 below. The party doing any such utility work shall restore the surface of the Common Area to a condition at least as good as the condition of the adjacent Common Area at the time such party completes any installation, maintenance, replacement or repair. No such lines, sewers, utilities or services of one party shall be installed within the Building Areas on the other party's Tract. The location of any utilities hereafter installed shall be determined by the owner of the Tract upon which such utilities are to be installed. Any such installed utility services may be relocated by the owner of a Tract on such owner's Tract, subject to compliance with applicable laws, at the expense of the owner of that Tract, provided that such relocation shall not interfere with, increase the cost of, or diminish utility services to any other Tract and, further provided, that no utilities shall be relocated on the Seller Tract without the prior written consent of Seller or of any Designee or of Wal-Mart as long as Seller or any such Designee or Wal-Mart is the owner of or lessee of the Seller Tract.

        6.      DEVELOPMENT, PARKING RATIOS, MAINTENANCE, AND TAXES.

                6.1 DEVELOPMENT. The arrangement of the Common Areas shall not be changed in a manner inconsistent with the provisions of this Agreement.

                6.2 SELLER TRACT AND INLAND TRACT "PARKING RATIO". At all times there shall be independently maintained on the Inland Tract parking area sufficient to accommodate not fewer than five (5.0) car spaces for each one thousand (1,000) square feet of building or buildings on the Inland Tract. At all times there shall be independently maintained on the Seller Tract parking area sufficient to satisfy the applicable requirements of the City of Arvada for the Seller Tract.

                6.3     MAINTENANCE.

                        (1) STANDARDS. The owners of each Tract shall maintain the Common Areas on their respective Tracts in good condition and repair. The maintenance is to include, without limitation, the following:

                                (a)     Maintaining the surfaces in a level,
smooth and evenly-covered condition with the type of surfacing material originally installed or such substitute as shall be substantially equal in quality, use, and durability;

                                (b)     Removing all papers, ice and snow, mud
and sand, debris, filth and refuse and thoroughly sweeping the area to the extent reasonably necessary to keep the area in a clean and orderly condition;

                                (c)     Placing, keeping in repair and replacing
any necessary appropriate directional signs, markers and lines;

                                (d)     Operating, keeping in repair and
replacing, where necessary, such artificial lighting facilities as shall be reasonably required;

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                                (e)     Maintaining all perimeter and exterior
building walls including but not limited to all retaining walls in a good condition and state of repair; and

                                (f)     Maintaining, mowing, weeding, trimming
and watering all landscaped areas and making such replacements of shrubs and other landscaping as is necessary.

                        (2) EXPENSES. The respective owners shall pay the maintenance expense of their respective Tracts.

                        (3) BY AGENT. Subject to the mutual agreement of the parties hereto, a third party may be appointed as an agent of the parties to maintain the Common Areas in the manner as above outlined. Said third party may receive for such agency a fee that is mutually acceptable to all parties to cover supervision, management, accounting and similar fees, which sums are to be included in the general maintenance expense paid by the respective owners of the Common Areas.

                6.4 TAXES. Each of the parties hereto agrees to pay or cause to be paid, prior to delinquency, directly to the appropriate taxing authorities all real property taxes and assessments which are levied against that part of the Common Areas owned by it.

        7.      SIGNS AND SIGN EASEMENT.

                7.1 SIGNS. There may be erected entrance-exit signs to facilitate the free flow of traffic, which entrance-exit signs shall be of a monument type, not to exceed six (6) feet in height, the type and location of such signs to be approved by Inland and Seller, such approval not to be unreasonably withheld or delayed. No other sign shall be located on the Common Areas on the Seller Tract and the Inland Tract except signs advertising businesses conducted in the Shopping Center, of which, there shall be no more than three (3) signs on the Common Areas on the Seller Tract and three (3) signs on the Common Areas on the Inland Tract No signs shall obstruct the ingress and egress shown on EXHIBIT A-2. Notwithstanding the above, all signs existing as of the date of this Agreement on the Inland Tract or the Seller Tract may be retained and be updated or replaced with signs which are no larger than those currently in place. Seller and Inland agree, with respect to the existing monument sign at the corner of 52nd Avenue and Wadsworth Bypass on the Inland Tract, that a panel or combination of panels having dimensions of approximately 32.5 inches high and eight feet wide on each side of such sign shall be reserved for use by businesses occupying or anticipated to occupy the Seller Tract. The faces of such panel(s) shall be provided and maintained by Seller or such businesses at no cost to Inland. Seller shall reimburse Inland for 25% of the other costs of maintaining, repairing or replacing such sign.

                7.2     SIGN EASEMENT.

                        (1) Inland hereby grants and conveys to Seller an exclusive easement subject to matters of record at the date of recording of this ECR for the construction, maintenance, repair and replacement of a pylon sign (the "PYLON SIGN") over and on that certain portion of the Inland Tract to be identified as the "Pylon Sign Area" on EXHIBIT A-2 (the "SIGN

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EASEMENT AREA"). The easement granted herein includes the right of Seller, its employees, agents and contractors to access and to provide electrical service to the Sign Easement Area and all rights of ingress and egress reasonably necessary for the construction, maintenance, repair and replacement of the Pylon Sign. Inland retains the right to enter onto the Sign Easement Area in order to maintain, replace and repair the Pylon Sign as set forth below, and for all other purposes not incompatible with the easement granted to Seller in this
Section 7.2. The parties agree that the Sign Easement Area has not yet been depicted on Exhibit A-2. Seller shall submit to Inland a revised Exhibit A-2 showing the proposed Sign Easement Area, and Inland shall not unreasonably withhold or delay its approval of such revised Exhibit A-2. Upon approval by both parties of the revised exhibit, this ECR shall be amended to substitute the revised Exhibit A-2 for the original exhibit.

                        (2) In the event Seller installs the Pylon Sign, Seller shall, at no cost to Inland, maintain, repair and replace the Pylon Sign in good condition and repair and in a manner consistent with the remainder of the Inland Tract. If Seller fails to maintain the Pylon Sign in good condition and repair and such failure continues for ninety (90) days after written notice from Inland, Inland is hereby authorized to repair the Pylon Sign. Seller will reimburse Inland for Inland's reasonable out-of-pocket expenses incurred in connection with said maintenance within thirty (30) days of demand.

                        (3) Seller agrees that its use of the Sign Easement Area is subject to the indemnification and insurance provisions contained in
Section 8 below, and specifically covenants that it shall promptly indemnify and defend Inland and the Inland Tract in connection with any mechanic's lien affecting the Inland Tract which results from any act performed by or on behalf of Seller.

        8.      INDEMNIFICATION/INSURANCE.

                8.1 INDEMNIFICATION. Each party hereby indemnifies and saves the other party harmless from any and all liability, damage, expense, causes of action, suits, claims, or judgments arising from personal injury, death, or property damage and occurring on or from its own Tract, except to the extent caused by the act or negligence of the other party hereto.

                8.2     INSURANCE.

                        (1) Each owner of any portion of the Shopping Center shall procure and maintain in full force and effect throughout the term of this Agreement general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about its property, each party's insurance to afford protection to the limit of not less than $5,000,000.00 for injury or death of a single person, and to the limit of not less than $5,000,000.00 for any one occurrence, and an endorsement to the limit of not less than $5,000,000.00 for contractual liability and property damage. Each party shall provide the other party with certificates of such insurance from time to time upon written request to evidence that such insurance is in force. Such insurance may be written by additional premises endorsement on any master policy of insurance carried by the party which may cover other property in addition to

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the property covered by this Agreement. Such insurance shall provide that the same may not be canceled without ten (10) days prior written notice to Seller and the Inland.\

                        (2) At all times during the term of this Agreement, each party shall keep improvements on its property insured against loss or damage by fire and other perils and events as may be insured against under the broad form of Uniform Extended Coverage Clause in effect from time to time in the state in which the parties' respective properties are located, with such insurance to be for the full replacement value of the insured improvements (except foundations). The owner of a Tract shall pay for any increase in the cost of insuring the improvements on the other Tracts if such increase is a result of the nature of the use by such owner or its tenant(s).

                        (3) Policies of general public liability insurance provided for in this Section 8 shall name Seller and Inland as additional insureds.

                        (4) Each owner of any portion of the Shopping Center for itself and its property insurer hereby releases the other owners of portions of the Shopping Center from and against any and all claims, demands, liabilities or obligations whatsoever for damage to property or loss of rents or profits resulting from or in any way connected with any fire or other casualty whether or not such fire or other casualty shall have been caused by the negligence or the contributory negligence of the party being released or by any agent, associate or employee of the party being released, this release being to the extent that such damage or loss is covered by the property insurance which the releasing party is obligated hereunder to carry, or, if the releasing party is not carrying that insurance (either in violation of Section 8.2(1) or in violation of Section 8.2(5) below), then to the extent such damage or loss would be covered if the releasing party were carrying that insurance.

                        (5) Notwithstanding anything to the contrary contained in this Section 8, so long as the net worth of Wal-Mart or a Designee shall exceed $100,000,000.00, and so long as Wal-Mart or a Designee is an owner or lessee of the Seller Tract, Wal-Mart or the Designee shall have the right to retain (in whole or in part) the financial risk for any claim.

        9.      EMINENT DOMAIN.

                9.1 OWNER'S RIGHT TO AWARD. Nothing herein shall be construed to give either party any interest in any award or payment made to the other party in connection with any exercise of eminent domain or transfer in lieu thereof affecting said other party's Tract giving the public or any government any rights in said Tract. In the event of any exercise of eminent domain or transfer in lieu thereof of any part of the Common Areas located in the Shopping Center, the award attributable to the land and improvements of such portion of the Common Areas shall be payable only to the owner thereof, and no claim thereon shall be made by the owners of any other portion of the Common Areas.

                9.2 COLLATERAL CLAIMS. All other owners of the Common Areas may file collateral claims with the condemning authority for their losses which are separate and apart from the value of the land area and improvements taken from another owner.

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                9.3     TENANT'S CLAIM. Nothing in this Section 9 shall prevent
a tenant from making a claim against an owner pursuant to the provisions of any lease between tenant and owner for all or a portion of any such award or payment.

                9.4 RESTORATION OF COMMON AREAS. The owner of any portion of the Common Areas so condemned shall promptly repair and restore the remaining portion of the Common Areas within its respective Tract as nearly as practicable to the condition of the same immediately prior to such condemnation or transfer, to the extent that the proceeds of such award are sufficient to pay the cost of such restoration and repair and without contribution from any other owner.

                10. RIGHTS AND OBLIGATIONS OF LENDERS. Any holder of a mortgage lien on any portion of the Shopping Center, and any assignee or successor in interest of such mortgage lienholder, shall be subject to the terms and conditions of this Agreement.

                11. RELEASE FROM LIABILITY. Any person acquiring fee or leasehold title to any portion of the Shopping Center shall be bound by this Agreement only as to the Tract or portion of the Tract acquired by such person. In addition, such person shall be bound by this Agreement only during the period such person is the fee or leasehold owner of such Tract, or portion of the Tract, except as to obligations, liabilities or responsibilities that accrue during said period. Although persons may be released under this Section, the easements, covenants and restrictions in this Agreement shall continue to be benefits to and servitudes upon said Tracts running with the land.

                12. BREACH. In the event of breach or threatened breach of this Agreement, only all of the record owners of the Seller Tract as a group, or all record owners of the Inland Tract as a group, or Seller, its Designee or Wal-Mart so long as any of them or any Affiliate of them has an interest as owner or lessee of the Seller Tract or Inland so long as it or any entity controlled by, having control of or under common control with the Inland has an interest as owner or lessee of the Inland Tract, shall be entitled to institute proceedings for full and adequate relief from the consequences of said breach or threatened breach.

                13. RIGHTS OF SUCCESSORS. The easements, restrictions, benefits and obligations hereunder shall create mutual benefits and servitudes running with the land. This Agreement shall bind and inure to the benefit (subject to Section 12 above) of the parties hereto, their respective heirs, representatives, lessees, successors and assigns, and each reference to Seller or Inland shall be deemed to include such parties' heirs, representatives, lessees, successors and assigns. The singular number includes the plural and the masculine gender includes the feminine and neuter.

                14. DOCUMENT EXECUTION MODIFICATION AND CANCELLATION. This Agreement (including exhibits) may be modified or canceled only by the mutual agreement of (a) Seller as long as it or its Affiliate has any interest as either owner or lessee of the Seller Tract, or its successors in interest, and
(b) Inland, as long as it or its Affiliate has any interest as either owner or Lessor of the Inland Tract, or its successors in interest. Seller and the Inland shall have the right to assign all of their rights to consent to modifications to this Agreement to a single successor owner of any portion of the Shopping Center. Any such assignment must be a total assignment and no partial assignments shall be permitted.

                15.     [Intentionally Omitted.]

                16. DURATION. Unless otherwise canceled or terminated, all of the easements granted in this Agreement shall continue in perpetuity and all other rights and obligations hereof shall automatically terminate and be of no further force and effect after ninety-nine (99) years from the date hereof.

                17. HEADINGS. The headings herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this document nor in any way affect the terms and provisions hereof.

                18. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters addressed herein.

                19.     TRANSFER OF INTERESTS; NOTICES.

                        19.1 TRANSFER OF INTERESTS. In the event that any person or entity (the "Acquiring Party") shall acquire a fee or mortgage interest in or hold a ground leasehold interest in any tract subject to this Agreement, or any portion thereof, the Acquiring Party shall execute and file in the land records of Jefferson County, Colorado, a statement setting forth the name of the Acquiring Party, the address of the Acquiring Party to which all notices for the purposes of this Agreement may be sent, the nature of the interest held by the Acquiring Party, and the date that such interest was acquired (the "Notice Statement"). Contemporaneously with such filing, the Acquiring Party shall also send by certified mail, return receipt requested, a copy of such Notice Statement to all other persons or entities then holding fee or mortgage interests in any tract subject to this Agreement, or any portion thereof, as reflected by the deeds or Notice Statements then of record in the land records of Jefferson County, Colorado (the "Existing Interest Holders"). Until such time as an Acquiring Party files and mails such Notice Statement in accordance with the terms of this Section 19.1, it shall not be entitled to receive any notice required or permitted to be given under this Agreement, and the Existing Interest Holders shall have no obligation to give any such notice to the Acquiring Party. Any change of address shall require the filing and mailing of a new Notice Statement. It is understood and agreed that the provisions of this Section 19.1 regarding the recordation of the Notice Statement are satisfied with respect to Inland and Seller by the recording of this Agreement.

                        19.2 NOTICES. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid, or by Federal Express, Airborne Express, or similar overnight delivery service, addressed as follows:


Inland:         Inland Real Estate Acquisitions, Inc.
                2901 Butterfield Road

                Oak Brook, IL 60523
                Attn: G. Joseph Cosenza

Seller:         CIN Arvada, L.P.
                c/o Investcorp International, Inc
                280 Park Avenue, 37th Floor
                New York, NY 10017
                Attn: F. Jonathan Dracos

                WITH A COPY TO:
                CIN Arvada, L.P.
                c/o Crow Holdings
                2100 McKinney Avenue, Suite 700
                Dalles, Texas 75201
                Attn: Rodney Whitley

        Notices shall be effective upon receipt or refusal. In the event that any person acquires a fee interest in the Shopping Center said person shall be entitled to provide a request for notice to the addressees listed above, which request, in order to be effective, must also be recorded in the county recorder's office in the county in which the Shopping Center is located. Any party shall be entitled to change its address for notice by recording a new Notice Statement pursuant to the terms of Section 19.1 above. Until such time as the notice of change is effective pursuant to the terms of this Section 19 and until such time as it is recorded as required above, the last address of said party shall be deemed to be the proper address of said party.

        20. COUNTERPARTS. This Agreement may be executed in one or more counterparts all of which in the aggregate shall constitute one and the same instrument.

        21. ESTOPPEL CERTIFICATES. The owner(s) of each Tract and Wal-Mart, if applicable, shall provide to each other owner and to Wal-Mart, if applicable, and to any prospective purchaser, mortgagee or ground lessee, within thirty (30) days after written request therefor, a written statement (a) that this Agreement has not been amended or modified (or stating any amendments) and (b) that the requesting party is not in default under this Agreement or, if such is not the case, setting forth with specificity any alleged defaults, to the best knowledge of the party issuing such statement. Failure to respond in writing within such 30-day period shall constitute agreement that there are no such amendments and that the requesting party is in compliance with this Agreement, to the best knowledge of such other party. Such estoppel certificate may be relied upon by any purchaser of the Tract or any holder of a mortgage or ground lease on the Tract.

        22. WAIVER OF JURY TRIAL. Each party hereto and any party seeking to enforce this Agreement, for itself and its successors, assigns, and any one claiming by, through or under it, hereby waives trial by jury with respect to any claim or enforcement action in connection with this Agreement. This waiver is knowingly, willingly and voluntarily made and is a material inducement for the parties entering into this Agreement. Each affected party is hereby authorized to file a copy of this Section 22 in any proceeding as conclusive evidence of this waiver of jury trial. Each party represents and warrants to the other that it is an experienced commercial real estate property owner with respect to projects similar to the Shopping Center and has been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel and that it has had the opportunity to discuss this waiver with counsel.

        23. JURISDICTION, VENUE, GOVERNING LAW. Each party hereby irrevocably submits generally and unconditionally for itself and in respect of its Tract to the jurisdiction of any state court or any United States federal court sitting in the State of Colorado over any suit, action or proceeding arising out of or relating to this Agreement. Each party further hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. This Agreement shall be governed by the laws of the State of Colorado without regard to conflicts of law.

        IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first written above.

                         SIGNATURES APPEAR ON NEXT PAGE

                             INLAND WESTERN ARVADA, L.L.C.,
                             a Delaware limited liability company

                             By: Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

                                  By:      /s/ Valerie Medina
                                       -----------------------------------------
                                       Name: Valerie Medina
                                       Title: Asst. Secretary
                                                            "Inland"

                                CIN ARVADA, L.P., a Delaware limited partnership

                                By: CIN ARVADA GP, L.L.C., a Delaware limited
                                    liability company, General Partner

                                    By:  INVESTCENTER IV, L.L.C., a Delaware
                                         limited liability company, Manager

                                         By:      /s/ F. Jonathan Dracos
                                            ------------------------------------
                                            Name: F. Jonathan Dracos
                                            Title: Chairman of the Executive
                                                   Committee
                                                                   "Seller"

STATE OF ILLINOIS )
                  )
COUNTY OF DUPAGE  )

        The foregoing instrument was acknowledged before me this 28th day of April, 2004 by Valerie Medina as Asst. Secy of Inland Western Retail Real Estate Trust, Inc., as sole member of Inland Western Arvada, L.L.C.

(Seal and Expiration Date)


                                        /s/ Kimberly A Mitchell
                                        ----------------------------------------
                                        Notary Public

          OFFICIAL SEAL
      KIMBERLY A MITCHELL
NOTARY PUBLIC - STATE OF ILLINOIS
MY COMMISSION EXPRESS: 03-12-07

STATE OF New York  )
                   )
COUNTY OF New York )

        The foregoing instrument was acknowledged before me this 28th day of April, 2004 by F. Jonathan Dracos the Chairman of the Executive Committee of InvestCenter IV, L.L.C., a Delaware limited liability company, manager of CIN Arvada GP, L.L.C., a Delaware limited liability company, as general partner of CIN Arvada, L.P., a Delaware limited partnership.

(Seal and Expiration Date)


                                        /s/ Milagros Santiago
                                        ----------------------------------------
                                        Notary Public

        MILAGROS SANTIAGO
 NOTARY PUBLIC, STATE OF NEW YORK
         NO. 01SA6100668
   QUALIFIED IN KINGS COUNTY
MY COMMISSION EXPIRES OCT.27, 2007

                                   EXHIBIT A-l

[GRAPHIC]


PROJ #: 03.0145         EXHIBIT A-1 - LOT 1-C              CLC ASSOCIATES
DATE:  04/16/04
                          ARVADA MARKETPLACE             8480 E. ORCHARD RD.
                          52ND AND WADSWORTH                 SUITE 2000
                              ARVADA, CO                 GREENWOOD VILLAGE
                                                          COLORADO 80111
    1 OF 1         ECR AGREEMENT                          P 303 770 5600
                                                          F 303 770 2349
                                                          CLCASSOC.COM

                                                           ARCHITECTURE
                                                      ENGINEERING PLANNING
                                                     LANDSCAPE ARCHITECTURE
                                                          LAND SURVEYING

                                   EXHIBIT A-2

[GRAPHIC]


PROJ #: 03.0145       EXHIBIT A-2 - BULDING AREAS           CLC ASSOCIATES
DATE:  04/16/04
                         ARVADA MARKETPLACE             8480 E. ORCHARD RD.
                         52ND AND WADSWORTH                  SUITE 2000
                             ARVADA, CO                  GREENWOOD VILLAGE
                                                          COLORADO 80111
    1 OF 1                ECR AGREEMENT                    P 303 770 5600
                                                           F 303 770 2349
                                                            CLCASSOC.COM

                                                            ARCHITECTURE
                                                       ENGINEERING PLANNING
                                                      LANDSCAPE ARCHITECTURE
                                                           LAND SURVEYING

                                   EXHIBIT B

                        (Seller Tract legal description)

Lot 1-C, Block 1
Arvada Marketplace Filing No. 1 - 2nd Amendment
County of Jefferson
State of Colorado

                                   EXHIBIT C

                        (Inland Tract legal description)

Lot 1-B, Block 1
Arvada Marketplace Filing No. 1 - 2nd Amendment
County of Jefferson
State of Colorado

                                   EXHIBIT D

                                (Tenant Consents)

Sam's Club

                                       22